EXHIBIT 99.1
The CATO

Corporation

NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

John R. Howe

Executive Vice President

Chief Financial Officer

704-551-7315
CATO

REPORTS 3Q NET INCOME
CHARLOTTE, N.C. (November 17, 2021)

–– The Cato Corporation (NYSE: CATO) today reported
net income of $8.6 million or $0.39 per diluted share for the third quarter ended October 30, 2021, compared to a net loss of $3.6 million or ($0.15) per diluted share for the third quarter ended October
31, 2020.

Sales for fiscal 2020 were significantly impacted by the closure of our stores for six weeks due to the
COVID-19 pandemic, beginning March 19, 2020. Due to the impact of the unprecedented closures, the Company will report sales compared to the past two years.

Sales for the third quarter ended
October 30, 2021 were $170.5 million, or an increase of 14% from sales of $149.2 million for the third quarter ended October 31, 2020.

Compared to the same period in 2019, sales decreased 10% from sales of $189.4 million for the quarter ended November 2, 2019. The Company’s same-store sales for the quarter increased 14% compared to 2020 and decreased 13% when compared to the same period in 2019.
For the nine months ended October 30, 2021, the Company reported net income of $43.3 million or
$1.93 per diluted share, compared to a net loss of $39.2 million or ($1.64) per diluted share for the nine months ended October 31, 2020.

Sales for the nine months ended October 30, 2021 were
$587.7 million, an increase of 42% to sales of $414.3 million for the nine months ended October 31,
2020.

Compared to the same period in 2019, sales decreased 6% from sales of $627.8 million for the nine months ended November 2, 2019.

Year

-to-date same-store sales increased 41% to 2020 and
decreased 9% compared to the same period in 2019.

“We continue to face challenges due to the lingering effects of the pandemic on the retail industry and the economy as a whole,” stated John Cato, Chairman, President and Chief Executive Officer.

“Our sales for the third quarter were negatively impacted by lower inventory levels related to further deterioration in the supply chain coupled with increased positive cases related to the COVID-19 Delta variant.”

Gross margin increased from 26.7% to 38.9% of sales in the quarter due to higher merchandise margins.

SG&A expenses as a percent of sales increased from 34.8% to 36.6% of sales during the quarter primarily due to increased employee benefit/bonus expense and store operating expenses as store operating hours have increased substantially compared to prior year. Income tax benefit for the quarter was $5.7 million due to increased benefits from tax planning initiatives and lower reserves related to uncertain tax positions, offset by higher pre-tax earnings versus a $9.7 million benefit in the prior year due to the pre-tax loss.

The Company ended the quarter with unrestricted cash and short-
term investments of $200.1 million driven by strong cash flow from operations, offset by dividends and share repurchases.

This compares with $151.4 million for the same period in 2020.

Year

-to-date gross margin increased to 41.6% of sales from 21.4% the prior year primarily due to increased merchandise margins.

The year-to-date SG&A rate was 33.5% versus 35.8% primarily due to leveraging of expenses, partially offset by higher employee benefit/bonus expense.

Income tax
expense for the nine months ended October 30, 2021 was $1.9 million versus a $22.7 million benefit last year.
Year

-to-date, the Company permanently closed 6 stores.

As of October 30, 2021, the Company
operates 1,324 stores in 32 states, compared to 1,347 stores in 33 states as of October 31, 2020.
“While our first half sales benefitted from pent-up demand, government stimulus and more reasonable inventory levels, third quarter sales softened due to decreasing inventory levels caused by worsening supply chain disruption,” stated Mr. Cato.

“As we see these conditions persisting, coupled with the
effects of rising inflation and potential government vaccine mandates, we believe the fourth quarter will be very challenging.”

“As we enter the Holidays, amid the lingering effects of the pandemic, our associates’ and customers’ safety remain our primary focus,” Mr. Cato said.

“We strive to offer our customers a safe
place to shop for their favorite fashion trends at a great value with outstanding customer service.”
The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating three concepts, “Cato,” “Versona” and “It’s Fashion.”

The Company’s Cato stores offer
exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day.

The Company also offers exclusive merchandise found in its Cato stores at
www.catofashions.com.

Versona is a unique fashion destination offering apparel and accessories including jewelry, handbags and shoes at exceptional prices every day.

Select Versona merchandise
can also be found at www.shopversona.com.

It’s Fashion offers fashion with a focus on the latest
trendy styles for the entire family at low prices every day.
Statements in this press release that express a belief,

expectation or intention, as well as those that are not a

historical
fact,

i
ncluding, without limitation, statements regarding the Company’s expected or estimated operational financial results,
activities or opportunities, and potential impacts and effects of the coronavirus are considered “forward-looking” within

the
meaning of The Private Securities Litigation Reform Act

of 1995.

Such forward-looking statements are based on current
expectations that are subject to known and unknown risks,

uncertainties and other factors that could cause actual

results
to differ materially from those contemplated by the forward

-looking statements.

Such factors include, but are not limited
to, any actual or perceived deterioration in the conditions

that drive consumer confidence and spending, including,

but not
limited to, prevailing social, economic, political and public health conditions and uncertainties, levels of unemployment,

fuel, energy and food costs, wage rates, tax rates, interest rates, home values, consumer net worth and the availability

of
credit; changes in laws or regulations affecting our business including but not limited to tariffs; uncertainties regarding

the
impact of any governmental action regarding, or responses

to, to the foregoing conditions; competitive factors

and pricing
pressures; our ability to predict and respond to rapidly

changing fashion trends and consumer demands; our

ability to
successfully implement our new store development strategy

to increase new store openings and the

ability of any such
new stores to grow and perform as expected; adverse weather,

public health threats (including the global coronavirus
(COVID-19) outbreak) or similar conditions that may affect

our sales or operations; inventory risks due to shifts

in market
demand, including the ability to liquidate excess inventory

at anticipated margins; and other factors discussed under

“Risk
Factors” in Part I, Item 1A

of the Company’s most recently filed annual report

on Form 10-K and in other reports the
Company files with or furnishes to the SEC from time to

time.

The Company does not undertake to publicly update or
revise the forward-looking statements even if experience

or future changes make it clear that the projected results
expressed or implied therein will not be realized. The

Company is not responsible for any changes made to

this press
release by wire or Internet services.
# # #

THE CATO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED OCTOBER 30, 2021 AND OCTOBER 31, 2020
(Dollars in thousands, except per share data)
Quarter Ended Nine Months Ended
October 30, %
October 31,
% October 30, %
October 31,
%
2021

Sales
2020

Sales
2021

Sales
2020

Sales
REVENUES

Retail sales
$ 170,513 100.0%
$ 149,205 100.0%
$ 587,709 100.0%
$ 414,283 100.0%

Other revenue (principally finance,

late fees and layaway charges)
1,700 1.0%
1,586 1.1%
5,335 0.9%
5,410 1.3%

Total revenues
172,213 101.0%
150,791 101.1%
593,044 100.9%
419,693 101.3%
GROSS MARGIN (Memo) 66,288 38.9%
39,801 26.7%
244,222 41.6%
88,545 21.4%
COSTS AND EXPENSES, NET

Cost of goods sold
104,225 61.1%
109,404 73.3%
343,487 58.4%
325,738 78.6%

Selling, general and administrative
62,466 36.6%
51,885 34.8%
196,687 33.5%
148,353 35.8%

Depreciation
3,173 1.9%
3,619 2.4%
9,352 1.6%
11,113 2.7%

Interest and other income
(541) -0.3%
(791) -0.5%
(1,719) -0.3%
(3,603) -0.9%

Costs and expenses, net
169,323 99.3%
164,117 110.0%
547,807 93.2%
481,601 116.3%
Income (Loss) Before Income Taxes
2,890 1.7%
(13,326) -8.9%
45,237 7.7%
(61,908) -14.9%
Income Tax (Benefit)/Expense
(5,713) -3.4%
(9,704) -6.5%
1,929 0.3%
(22,698) -5.5%
Net Income (Loss)
$ 8,603 5.0%
$ (3,622) -2.4%
$ 43,308 7.4%
$ (39,210) -9.5%
Basic Earnings Per Share
$ 0.39
$ (0.15)
$ 1.93
$ (1.64)
Diluted Earnings Per Share
$ 0.39
$ (0.15)
$ 1.93
$ (1.64)

THE CATO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
October 30,
January 30,
2021
2021
(Unaudited)
(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents

$
23,990
$
17,510
Short-term investments

176,120
126,416
Restricted cash

3,919
3,918
Accounts receivable - net
56,017
52,743
Merchandise inventories

90,229
84,123
Other current assets
11,478
5,840
Total Current Assets

361,753
290,550
Property and Equipment – net

65,115
72,550
Noncurrent Deferred Income Taxes
5,920
5,685
Other Assets

23,528
22,850
Right-of-Use Assets, net
130,842
199,817

TOTAL
$
587,158
$
591,452
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
$
164,103
$
118,513
Current Lease Liability
50,234
63,421
Noncurrent Liabilities
17,408
19,705
Lease Liability
84,635
143,315
Stockholders' Equity
270,778
246,498

TOTAL
$
587,158
$
591,452